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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                                  JUNE 15, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


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                             MATRIA HEALTHCARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               DELAWARE                                 0-20619                               58-2205984
       (STATE OF INCORPORATION)                (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)
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                               1850 PARKWAY PLACE
                             MARIETTA, GEORGIA 30067
                         (ADDRESS OF PRINCIPAL EXECUTIVE
                           OFFICES INCLUDING ZIP CODE)

                                 (770) 767-4500



              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)









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ITEM 5.  OTHER EVENTS

In connection with its acquisition of substantially all of the assets of Gainor
Medical Management, L.L.C. ("Gainor Medical") in 1999, the Registrant issued to
Gainor Medical Series A convertible preferred stock, Series B redeemable preferred stock, warrants to purchase common stock and subordinated notes
(collectively, the "Securities"). As of April 1, 2001, Gainor Medical, and Mark
J. Gainor and SZ Investments, L.L.C. ("SZ Investments"), as members of Gainor
Medical, by virtue of the preferred stock and warrants it owns, are deemed to beneficially own 1,555,555 shares (17.6%) of the Registrant's common stock. Mr.
Gainor is one of the Registrant's directors and SZ Investments has the contractual right to designate one of the Registrant's directors. SZ
Investments' current designee is Richard F. Levy.

In May of 2001, the Registrant entered into a Securities Purchase Agreement with
Gainor Medical, Mark J. Gainor and SZ Investments (the "Securities Purchase
Agreement"), pursuant to which the Registrant, subject to certain conditions, may repurchase the Securities for approximately $59 million. Such conditions included requirements that the Registrant, as of June 15, 2001, must have obtained financing for the purchase of a specified portion of the Securities and any necessary consents from its lenders under its current credit agreement. As of the time of this filing, the Registrant has obtained such financing and all of the consents required under its credit agreement. In the event the Registrant completes the purchase of the Securities, the Registrant expects that Mark J.
Gainor will resign from its board of directors.

Under the terms of the Securities Purchase Agreement, the aggregate cost to purchase all of the classes of the preferred stock is expected to be $41 million and the cost to repurchase the warrants is expected to be approximately $4 million (based on an assumed Registrant per share price of $16.00). On June 13, 2001, the closing sale price of one share of the Registrant's common stock was $15.60. Prepayment of the notes, the aggregate principal amount of which totals approximately $14 million, is governed by their terms and will cost approximately $14.7 million, which amount includes accrued and unpaid interest.
The notes bear interest at the rate of 12% per annum, mature in 2005 and require principal payments in the amount of approximately $4.7 million in each of 2003, 2004 and 2005. See Management's Discussion and Analysis of Financial Condition and Operations -- Liquidity and Capital Resources" included in this filing and Notes 2, 5 and 9 of the Notes to the Registrant's Consolidated Financial
Statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 for further descriptions of the material terms of the Securities.

The repurchase of the Securities was approved unanimously by the Registrant's board of directors, other than Messrs. Gainor and Levy who abstained from voting. In approving these repurchases, which the Registrant believes to be in its best interest, the Registrant's board of directors considered a number of factors, including the pro forma implications of the transaction on the Registrant's capital structure, financial condition and results of operations.
The proposed repurchase will simplify the Registrant's capital structure as it intends to redeem two classes of preferred stock, a subordinated note and warrants with a single class of debt securities. Additionally, by retiring the convertible preferred stock and the warrants, the Registrant also will eliminate approximately 805,555 equivalent shares or approximately 8.4% of its fully diluted share amount (based on an assumed per share price of the Registrant of $16.00). Further, the preferred stock will be acquired for $41 million, a discount to its aggregate face amount of $45 million, and its related non-tax deductible dividend payments will be replaced by the tax deductible interest expense of the notes. The foregoing discussion of the factors the board of directors considered is not intended to be exhaustive. The Registrant's board of directors did not assign any relative or specific weights to these factors, and individual directors may have given different weights to different factors.

In addition, the Registrant expects to enter into a new revolving credit facility, which would replace its existing revolving credit facility. Reference is made to Exhibits 99.1, 99.2, 99.4 and 99.5 attached hereto. The information contained in Exhibits 99.1, 99.2 and 99.4 is qualified by, and should be read in conjunction with, the information contained in Exhibit 99.5. The Registrant undertakes no obligation to update this information, including any forward-looking statements to reflect subsequently occurring events or circumstances.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS

(a)      Exhibits

4.12     Fourth Amendment to the Credit Agreement and Waiver dated March 30,
         2001, to the Credit Agreement, dated January 19, 1999, among Matria
         Healthcare, Inc., First Union National Bank as agent for the Lenders and the Required Lenders.

4.13     Fifth Amendment to Credit Agreement, dated as of May 14, 2001, to the
         Credit Agreement, dated January 19, 1999, among Matria Healthcare,
         Inc., First Union National Bank as agent for the Lenders and the Required Lenders.

99.1     Management's Discussion and Analysis of Financial Condition and
         Results of Operations of Registrant.

99.2     Business of Registrant.

99.3 Certain Information that may be Disclosed to Prospective Investors in a Private Placement.*

99.4     Information Regarding Forward-Looking Statements of Registrant.

99.5     Risk Factors Affecting Registrant.

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* Furnished pursuant to Regulation FD and not filed pursuant to the Securities
  Exchange Act of 1934, as amended.

ITEM. 9. REGULATION FD DISCLOSURE.

In connection with the repurchase of those certain securities described in Item
5 of this Report, the Registrant intends to raise approximately $135 million through a private placement of Senior Notes due 2008. The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The information filed under this Item 9 and Exhibit 99.3 is being furnished pursuant to Regulation FD and not filed pursuant to the Securities Exchange Act of 1934, as amended. None of this information may be incorporated by reference into any other filings the Registrant has made or may make pursuant to the Securities Act of 1933, as amended or into any other documents unless such portion of this Current Report on Form 8-K is expressly and specifically identified in such filling as being incorporated by reference therein. In addition, the furnishing of the information in this Report and in the attached
Exhibit 99.3 is not intended to, and does not, constitute a determination or admission that the information is material, or that you should consider this information before making an investment decision with respect to any security of the Registrant. The information contained in Exhibit 99.3 is qualified by, and should be read in conjunction with, the information contained in Exhibits 99.4 and 99.5. The Registrant undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring or circumstances.

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                                   SIGNATURES

         Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Matria Healthcare, Inc.


                         By: /s/ "Pete" Petit
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                             Parker H. Petit
                             Chairman, President and Chief Executive Officer



Dated:  June 15, 2001


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